NON-COMPETITION, CONFIDENTIALITY AND SEVERANCE AGREEMENT

     This Non-Competition, Confidentiality and Severance Agreement (this "Agreement") is made as of February 15, 1998, by and between Sport Supply Group, Inc., a Delaware corporation ("Employer"), and Doug Pryor ("Employee").

                               RECITALS:

     WHEREAS, Employee has requested that Employer pay Employee a specified severance amount if Employee is terminated without cause (as described in Paragraph 1 below) by Employer;

     WHEREAS, Employer has agreed to the severance arrangement described herein so long as Employee agrees to abide by the terms and provisions of this Agreement.

     WHEREAS, but for Employee's promises and representations made herein, Employer would not have agreed to the payment of severance as set forth herein;

     NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties to this Agreement agree as follows:

     1.   Severance.

     Employee acknowledges and agrees that Employee is an employee at will and may be terminated by Employer at any time with or without cause (as described below). Notwithstanding the foregoing, in consideration for the promises made by Employee herein, including but not limited to Employee's agreement regarding non-competition and nondisclosure of Confidential Information below, Employer agrees as follows: If Employee is terminated by Employer without cause, Employer agrees to pay Employee his then current bi-weekly salary (i.e., happening every two weeks) for a period of twenty-four (24) bi-weekly periods from the date of termination (less  all  amounts  required to  be  deducted  or  withheld therefrom and all amounts owed or due by Employee to Employer). In exchange for Employer's agreement to make such severance payments to Employee and other promises made by Employer herein, Employee agrees that upon the termination of his employment without cause he will sign and deliver to Employer a Release in the form of Exhibit A attached hereto. If Employee revokes the Release pursuant to Section 4 thereof or otherwise, Employer shall not be obligated to pay any severance to Employee.

     Employee  acknowledges  that  he  shall  not  be  entitled  to  the
severance payments  referenced  above   (but  he  will  continue  to  be
obligated by all the provisions that survive termination of this Agreement, including without limitation Sections 2, 3 and 4) if Employee
(i) dies, (ii) resigns, (iii) is absent from employment or unable to satisfactorily perform his essential job functions, by reason of physical or mental illness or disability for more than thirty (30) days in the aggregate in any twelve (12) month period, or (iv) is terminated for cause. For the purposes of this Agreement, a discharge "for cause" shall mean a discharge resulting from a determination by Employer that
Employee: (i) has committed a crime involving moral turpitude, including fraud, theft or embezzlement; (ii) has failed and/or refused to follow the policies, practices, directives, or orders established by Employer's
Board of Directors; (iii) has committed acts of gross negligence or misconduct to the detriment of Employer; (iv) has been insubordinate and/or has persistently failed to perform his duties hereunder; or (v) has breached any of the terms or provisions of this Agreement (including, but not limited to, a breach of Section 2, 3 or 4 hereof).

     Except as set forth in this  Section and/or required by federal  or
state law,  Employer will   have  no other  obligations to  Employee  if
Employee is terminated with or without cause.

2.   Confidentiality

     (a) In exchange for and in consideration for the promises made by Employee herein, including promises made by Employee regarding noncompetition in Section 3 herein as well as Employee's agreement to execute the attached Release in the event of Employee's discharge from employment without cause, Employer promises and agrees to provide Employee with confidential, nonpublic information (in addition to any such information previously obtained by Employee in the course of his employment) consistent with the duties of an individual in Employee's position, including but not limited to Employer's customer, supplier, and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, and technology and processes of Employer and/or its affiliates, as they may exist from time to time, and information concerning the products, services, production, development, technology and all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial  data concerning  customers of,  and suppliers  to,
Employer   and/or   its   Affiliates   (referred   to hereinafter as
"Confidential  Information").   Employee  acknowledges that such
Confidential Information constitutes valuable, special and unique assets of the Employer and that his access to and knowledge of the Confidential Information is essential to the performance of his duties under this Agreement. In consideration for Employer's promises herein, Employee agrees that all Confidential Information previously provided or known to Employee in the course of his employment with Employer and all such Confidential Information made available and provided to Employee pursuant to the terms of this Agreement will be considered Confidential Information owned by Employer and Employee agrees that Employee will not
(i) disclose any Confidential Information to any person or entity other than in connection with his employment for Employer in accordance with Employer's policy, or (ii) make use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than Employer. Employee further represents and warrants that, on or prior to the date of this Agreement, he has not (i) disclosed any Confidential Information to any person or entity other than in connection with his employment for Employer in accordance with Employer's policy or (ii) made use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than Employer.

     (b) Employee acknowledges and agrees that all manuals, drawings, blueprints, letters, notes, notebooks, reports, financial records (including, without limitation, budgets, business plans and financial statements), computers, computer equipment, computer disks, hard drives, electronic storage devices, books, procedures, forms, documents, records or paper, or copies thereof, pertaining to the operations or business of Employer made or received by Employee or made known to him in any way in connection with his employment and any other Confidential Information are and will be the exclusive property of Employer. Employee agrees not to copy or remove any of the above from the premises and custody of Employer, or disclose the contents thereof to any other person or entity except in the ordinary course of business consistent with Employer's policies. Employee acknowledges that all such papers and records will at all times be subject to the control of Employer, and Employee agrees to surrender the same upon request of Employer, and will surrender such no later than any termination of his employment with Employer, whether voluntary of involuntary.

3.   Non-Compete Covenant.

     Employee acknowledges that the Confidential Information specified above is valuable to the Employer and that, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the Employer by the enforcement of this covenant not to compete. Therefore, in consideration for the promises made by Employer herein, including but not limited to Employer's promises regarding the payment of severance benefits set forth in Section 1 and the provision of Confidential Information set forth in Section 2 herein, Employee covenants and agrees that, (i) during the term of his employment by the Employer (or an affiliate of Employer) and (ii) for a period commencing upon the termination of Employee's employment by Employer (or an affiliate of Employer) and ending upon the first anniversary thereof, Employee will not, directly or indirectly, either as an individual or as an employer, employee, consultant, partner, officer, director, shareholder, substantial investor, trustee, agent, advisor, or consultant or in any other capacity whatsoever, of any person or entity (other than the Employer):

          (a) conduct or assist others in conducting any business in any market area in the United States related to the promotion, marketing, distribution, manufacturing, sourcing, importing and/or sale of sports related equipment and/or supplies to institutional customers (including, without limitation, schools, government agencies, military facilities, athletic clubs, youth sport leagues, recreational organizations, sporting goods dealers, etc.) or any other business that generates more than 10% of Employer's revenues at the time of termination (the "Employer's Business");

          (b) recruit, hire, assist others in recruiting or hiring, discuss employment with or refer to others for employment (collectively referred to as "Recruiting Activity") any person who is, or within the 24 month period immediately preceding the date of any such Recruiting Activity was, at any time, an employee of the Employer or its affiliates; or

          (c) (i) communicate to any competing entity or enterprise any competitive non-public information concerning any past, present or identified prospective client or customer of, or supplier to, Employer; or (ii) call on, solicit or hire or attempt to call on, solicit or hire any of the customers, suppliers, clients, licensors, licensees, manufacturers, distributors, dealers or independent salespersons of the Employer or any of its affiliates which are engaged in the Employer's

Business or that conduct business with Employer in the United States; or induce, attempt to induce or assist any other person or entity in inducing or attempting to induce, directly or indirectly, any such customer, supplier, client, licensor, licensee, manufacturer, dealer, distributor or independent salesperson to discontinue their relationship with the Employer or its affiliates.

     The existence of any claim or cause of action of Employee against Employer, or any officer, director, or shareholder of Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of Employee contained in this Section 3. In addition, the provisions of this
Section 3 shall continue to be binding upon Employee in accordance with its terms, notwithstanding the termination of Employee for any reason.

     If Employee violates any covenant contained in this Section 3 and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant.
Accordingly, the covenants of Employee contained in this Section 3 shall be deemed to have durations as specified above, which periods shall commence upon the later of (i) the termination of Employee's employment with Employer, and (ii) the date of entry by a court of competent jurisdiction of a final, non-appealable judgment enforcing the covenants of Employee in this Section 3. During any period of time in which Employee is in breach of this covenant not to compete, the parties agree that the time period of this covenant shall be extended for an amount of time that Employee is in breach hereof.

     Employee understands and agrees that the scope of this covenant contained in this Section 3 is reasonable as to time, area, and persons and is necessary to protect the proprietary and legitimate business interests of the Employer, and but for such covenant the Employer would not have agreed to enter into the transactions contemplated by this Agreement. Employee agrees that this covenant is reasonable in light of the compensation and other benefits Employee has accepted pursuant to this Agreement. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative. If any part of this
Section is declared invalid, unenforceable, or void as to time, area, or persons, the validity and enforceability of the remainder will not be affected. Should a court of competent jurisdiction determine this covenant unenforceable as written, the parties agree that the court shall modify this covenant to the extent necessary to make it enforceable. The alleged breach of any other provision of this Agreement asserted by Employee shall not be a defense to claims arising from Employer's enforcement of this covenant.

     The provisions of Sections 1, 2,  3 4, 5,   6 and 10 shall  survive
any termination or expiration of this Agreement.

     4.   Proprietary  Information.   Employee  hereby  assigns  to
Employer all of Employee's right, title and interest to, and shall promptly disclose to Employer, all ideas, inventions, products, services, discoveries or improvements (whether or not patentable) conceived or developed solely or jointly by Employee during the term of this Agreement (a) which relate to the business or the actual or anticipated research or development of Employer, (b) which result from any work performed by Employee for Employer, or (c) for which equipment, supplies, facilities or Confidential Information of Employer was used. Employee agrees to execute any further documents and/or patents that Employer requests and will otherwise assist Employer (at Employer's expense) in protecting Employer's rights to such ideas, inventions, products, services, discoveries or improvements. Employee hereby appoints Employer as his attorney-in-fact, with full power of substitution, to execute and deliver such documents or patents on behalf of Employee. Employee represents to Employer that Employee has not conceived or reduced to practice any ideas, inventions, products, services, discoveries or improvements at the time of signing this Agreement.

     5. Injunctive Relief. Each party acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach and agrees not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     6.   Binding Nature.      The  rights and  obligations of  Employer
under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of Employer.

     7.   Confidentiality.  Employee  further  agrees to keep the  terms
of this Agreement  wholly  and  completely  confidential.    Further,
Employee agrees not to disclose the amount, terms, substance, or contents of this Agreement to any person or persons, excluding only his spouse, his attorneys, his tax advisors and any government agency to which he is required by law to reveal the terms of this Agreement.

     8. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying and/or reforming any such illegal, unenforceable or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

     9. Waiver. No delay or omission by either party to this Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

     10. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction.

     11.  Notices.   For purposes of  this Agreement,  notices and  all
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Employee:                    If to Employer:
     Sport Supply Group, Inc.           Sport Supply Group, Inc.
     Attention: Doug Pryor              Attention: Chief Executive Officer
     1901 Diplomat Drive                1901 Diplomat Drive
     Farmers Branch, Texas 75234        Farmers Branch, Texas 75234

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12. Submission to Jurisdiction. Each party agrees that this Agreement is performable in Dallas, Dallas County, Texas, and that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a court of competent jurisdiction sitting in Dallas, Dallas county, Texas. All parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agree and consent that service of process may be made upon it in any proceeding arising out of this Agreement by service of process as provided by Texas law. All parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Dallas County, State of Texas, or in the United States District Court for the Northern District of Texas, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     13.  Counterparts.   This  Agreement  may be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14. Assignment. The rights and obligations of Employer may, without the consent of Employee, be assigned by Employer to any parent, subsidiary, affiliate, or successor of Employer. Employee may not assign any of his rights or obligations under this Agreement.

     15. Entire Agreement. This Agreement (along with the Exhibit) constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement and the Exhibit. All prior or contemporaneous agreements between the parties with respect to the subject matter of this Agreement being expressly superseded by this
Agreement and the Exhibit. No change, waiver, or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced.

     16. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.

                              EMPLOYER:

                              SPORT SUPPLY GROUP, INC.


                              By:   /s/ Peter S. Blumenfeld
                                  Peter S. Blumenfeld
                                  President and Chief Operating Officer

                              EMPLOYEE:

                                    /s/ Doug Pryor
                                  Doug Pryor